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                                                                       EXHIBIT M


                            CROWN FINANCE FOUNDATION
                          P.O. BOX 1618, FL-9490 VADUZ
                   TEL.: 00423 233 20 21, FAX: 00423 232 06 30


                                POWER OF ATTORNEY


Crown Finance Foundation, registered at "Am Schragen Weg 14, FL-9490 Vaduz" represented by Dr. Norbert Seeger, Attorney-at-Law, Vaduz, and Dr. Christian Angerle, Vaduz with collective signatory authorities by two, herewith empowers


                   Mr. Franz  Thomas  Alexander  Wolf,  holder of
                   Passport   No.   2478487411   of  the  Federal
                   Republic of Germany, issued on July 24, 1997 by Landeseinwohneramt Berlin to sign on behalf of Crown Finance Foundation reports to be filed with the United States
                   Security and Exchange Commission under the Securities Exchange Act of 1934

This Power of Attorney is valid until 31st July 2003.


Vaduz, 4th July 2002         CROWN FINANCE FOUNDATION


                             /s/ Dr. Norbert Seeger   /s/ Dr. Christian Zangerle
                             ----------------------   --------------------------
                             (Dr. Norbert Seeger)      (Dr. Christian Zangerle)